Exhibit 23.2

Consent of LaRoche Petroleum Consultants, Ltd.

We consent to the reference to our firm name in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of Devon Energy Corporation and the reference to our report for Devon Energy Corporation as of the year ended December 31, 2019, which report is included and incorporated herein by reference.

LaRoche Petroleum Consultants, Ltd.

By:	LPC, Inc., as General Partner

By:	/s/ William M. Kazmann
Name:	William M. Kazmann
Title:	President

Date: January 7, 2021